EXHIBIT 99.1

City Office REIT Reports First Quarter 2019 Results

VANCOUVER—May 3, 2019—City Office REIT, Inc. (NYSE: CIO) (the “Company” or “City Office”), today announced its results for the quarter ended March 31, 2019.

First Quarter Highlights

●	GAAP net loss attributable to common stockholders was approximately $2.9 million, or ($0.07) per fully diluted share;

●	Core FFO was approximately $11.8 million, or $0.29 per fully diluted share;

●	AFFO was approximately $8.3 million, or $0.21 per fully diluted share;

●	Same Store Cash NOI increased 1.8% as compared to the first quarter 2018;

●	In-place occupancy closed the quarter at 92.6%; the Company executed approximately 78,000 square feet of new and renewal leases during the quarter;

●	Acquired a 207,000 square foot property in Seattle, Washington for $63.0 million (“Canyon Park”);

●	Waived due diligence conditions on a $32.5 million acquisition in Portland, Oregon;

●	Closed on the disposition of the Plaza 25 property in Denver, Colorado for $17.9 million;

●	Entered into an agreement to sell an 89,000 square foot building in San Diego, CA for $16.5 million (“Sorrento Mesa – 10455”);

●	Appointed Sabah Mirza to the Board of Directors, effective March 7, 2019;

●	Declared a first quarter dividend of $0.235 per share of common stock, paid on April 25, 2019; and

●	Declared a first quarter dividend of $0.4140625 per share of Series A Preferred Stock, paid on April 25, 2019.

“Through the first quarter, we are pleased with our progress towards achieving our target earnings and portfolio metrics for 2019,” commented James Farrar, the Company’s Chief Executive Officer. “With the recently closed acquisition of Canyon Park in Seattle, we have diversified our portfolio within our high growth 18-hour cities in the southern and western US. We also continue to advance strategic capital recycling initiatives that will allow us to redeploy proceeds into higher growth assets.”

“Our focus on leasing and operations has increased portfolio occupancy to 92.6% at quarter end. This leasing activity has resulted in a healthy 1.8% Same Store Cash NOI growth, which we anticipate will remain strong for the balance of 2019.”

A reconciliation of certain non-GAAP financial measures, including FFO, Core FFO, AFFO, NOI, Same Store NOI, Same Store Cash NOI and Adjusted Cash NOI, to the most directly comparable GAAP financial measure can be found at the end of this release.

Portfolio Operations

The Company reported that its total portfolio as of March 31, 2019 contained 5.7 million net rentable square feet and was 92.6% occupied.

City Office’s NOI was approximately $23.3 million, or approximately $21.9 million on an adjusted cash basis, during the first quarter of 2019. NOI for the quarter benefited from approximately $210,000 of termination fee income related to small lease terminations at the Central Fairwinds and FRP Collection properties.

First quarter Same Store Cash NOI increased 1.8% as compared to the first quarter 2018.

Investment and Disposition Activity

During the quarter, the Company completed the previously announced acquisition of Canyon Park, a three-building office campus comprised of approximately 207,000 square feet, located in the Eastside/Bothell submarket of Seattle, Washington. The purchase price was $63.0 million, exclusive of closing costs, and the acquisition is anticipated to generate an initial full-year net operating income yield of approximately 7.1%.

During the quarter, the Company waived due diligence conditions on the previously announced pending acquisition of a two-building property located in the Airport Way submarket of Portland, Oregon. The purchase price is $32.5 million, exclusive of closing costs. The closing of the property remains subject to the assumption of an existing loan on the property and customary closing conditions and is anticipated to generate an initial full-year net operating income yield of approximately 8.1%. The property is expected to close during the second quarter of 2019.

During the quarter, the Company entered into an agreement to sell Sorrento Mesa – 10455 in San Diego, California for a price of $16.5 million, exclusive of closing costs. The building was purchased in September 2017 as part of the Company’s 10-building San Diego portfolio acquisition and is one of the six buildings that comprises the Company’s Sorrento Mesa portfolio. The property was identified as a candidate for disposition at the time of the portfolio acquisition, as it did not fit the Company’s strategic investment profile. The property was 45.8% occupied as of quarter end. The purchaser has waived due diligence conditions and made a non-refundable deposit. The sale is expected to close in May 2019, subject to customary closing conditions.

During the quarter, the Company completed the previously announced disposition of its Plaza 25 property in Denver, Colorado for a sales price of $17.9 million. The Company used the proceeds from the sale to repay amounts outstanding under its unsecured credit facility and intends to accretively recycle the disposition proceeds into the Company’s acquisition pipeline.

Leasing Activity

The Company’s total leasing activity during the first quarter of 2019 was 78,000 square feet, which included 31,000 square feet of new leasing and 47,000 square feet of renewals. 64,000 square feet of leases signed within the quarter will commence subsequent to quarter end.

New Leasing – New leases were signed with a weighted average lease term of 4.1 years at a weighted average annual rent per square foot of $31.29 and at a weighted average cost of $4.58 per square foot per year.

Renewal Leasing – Renewal leases were signed with a weighted average lease term of 4.8 years at a weighted average annual rent per square foot of $31.01 and at a weighted average cost of $5.26 per square foot per year.

Capital Structure

As of March 31, 2019, the Company had total principal outstanding debt of approximately $701.2 million. 77.5% of the Company’s outstanding debt was fixed rate, with a weighted average maturity of 5.7 years and a weighted average interest rate of 4.2%.

During the first quarter, the Company completed a $41.0 million eight-year financing for the Canyon Park property with a fixed interest rate of 4.3%.

Dividends

On March 15, 2019, the Company’s board of directors approved and the Company declared a cash dividend of $0.235 per share of the Company’s common stock for the three months ended March 31, 2019. The dividend was paid on April 25, 2019 to common stockholders and unitholders of record as of April 11, 2019.

On March 15, 2019, the Company’s board of directors approved and the Company declared a cash dividend of $0.4140625 per share of the Company’s 6.625% Series A Preferred Stock. The dividend was paid on April 25, 2019 to preferred stockholders of record as of April 11, 2019.

2019 Outlook

Following City Office’s performance for the first quarter of 2019, the Company is reiterating the components of full year 2019 guidance provided in the Company’s fourth quarter 2018 earnings report.

This outlook reflects management’s view of current and future market conditions, including assumptions such as the pace of future acquisitions and dispositions, rental rates, occupancy levels, operating and general administrative expenses, weighted average diluted shares outstanding and interest rates. The outlook assumes no additional capital raising activity during 2019.

Webcast and Conference Call Details

City Office’s management will hold a conference call at 11:00 am Eastern Time on May 3, 2019.

The webcast will be available under the “Investor Relations” section of the Company’s website at www.cityofficereit.com. The conference call can be accessed by dialing 1-866-262-0919 for domestic callers and 1-412-902-4106 for international callers.

A replay of the call will be available later in the day on May 3, 2019, continuing through 11:59 pm Eastern Time on August 3, 2019 and can be accessed by dialing 1-877-344-7529 for domestic callers and 1-412-317-0088 for international callers. The passcode for the replay is 10130412. A replay will also be available for twelve months following the call at “Webcasts & Events” in the “Investor Relations” section of the Company’s website.

A supplemental financial package to accompany the discussion of the results will be posted on www.cityofficereit.com under the “Investor Relations” section.

Non-GAAP Financial Measures

Funds from Operations (“FFO”) – The National Association of Real Estate Investment Trusts (“NAREIT”) states FFO should represent net income or loss (computed in accordance with GAAP) plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments of unconsolidated partnerships and joint ventures, gains or losses on the sale of property and impairments to real estate.

The Company uses FFO as a supplemental performance measure because the Company believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited. In addition, other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of the Company’s performance.

Core Funds from Operations (“Core FFO”) – We calculate Core FFO by using FFO as defined by NAREIT and adjusting for certain other non-core items.    We also exclude from our Core FFO calculation acquisition costs, loss on early extinguishment of debt, changes in the fair value of the earn-out, changes in fair value of contingent consideration and the amortization of stock based compensation.

We believe Core FFO provides a useful metric in comparing operations between reporting periods and in assessing the sustainability of our ongoing operating performance. Other equity REITs may calculate Core FFO differently or not at all, and, accordingly, the Company’s Core FFO may not be comparable to such other REITs’ Core FFO.

Adjusted Funds from Operations (“AFFO”) – We compute AFFO by adding to Core FFO the non-cash amortization of deferred financing fees and non-real estate depreciation and then subtracting cash paid for recurring tenant improvements, leasing commissions, and capital expenditures, and eliminating the net effect of straight-line rent / expense, deferred market rent and debt fair value amortization. Recurring capital expenditures exclude development / redevelopment activities, capital expenditures planned at acquisition and costs to reposition a property. We exclude first generation leasing costs within the first two years of our initial public offering or acquisition, which are generally to fill vacant space in properties we acquire or were planned at acquisition. We have further excluded all costs associated with tenant improvements, leasing commissions and capital expenditures which were funded by the entity contributing the properties at closing.

Along with FFO and Core FFO, we believe AFFO provides investors with appropriate supplemental information to evaluate the ongoing operations of the Company. Other equity REITs may calculate AFFO differently, and, accordingly, the Company’s AFFO may not be comparable to such other REITs’ AFFO.

Net Operating Income (“NOI”), Adjusted Cash NOI – We define NOI as rental and other revenues less property operating expenses. We define Adjusted Cash NOI as NOI less the effect of recurring straight-line rent / expense, deferred market rent, and any amounts which are funded by the selling entities.

We consider NOI and Adjusted Cash NOI to be appropriate supplemental performance measures to net income because we believe they provide information useful in understanding the core operations and operating performance of our portfolio.

Same Store Net Operating Income (“Same Store NOI”) and Same Store Cash Net Operating Income (“Same Store Cash NOI”) – Same Store NOI and Same Store Cash NOI is calculated as the NOI attributable to the properties continuously owned and operated for the entirety of the reporting periods presented. The Company’s definition of Same Store NOI and Same Store Cash NOI excludes properties that were not stabilized during both of the applicable reporting periods. These exclusions may include, but are not limited to, acquisitions, dispositions and properties undergoing repositioning or significant renovations.

We believe Same Store NOI and Same Store Cash NOI is an important measure of comparison because it allows for comparison of operating results of stabilized properties owned and operated for the entirety of both applicable periods and therefore eliminates variations caused by acquisitions, dispositions or repositionings during such periods. Other REITs may calculate Same Store NOI and Same Store Cash NOI differently and our calculation should not be compared to that of other REITs.

Forward-looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current beliefs as to the outcome and timing of future events. There can be no assurance that actual forward-looking statements, including projected capital resources, projected profitability and portfolio performance, estimates or developments affecting the Company will be those anticipated by the Company. Examples of forward-looking statements include those pertaining to expectations regarding our financial performance, including under metrics such as NOI and FFO, market rental rates, national or local economic growth, estimated replacement costs of our properties, the Company’s expectations regarding tenant occupancy, re-leasing periods, projected capital improvements, expected sources of financing, expectations as to the likelihood and timing of closing of acquisitions, dispositions, or other transactions, the expected operating performance of the Company’s current properties and anticipated near-term acquisitions and descriptions relating to these expectations, including, without limitation, the anticipated net operating income yield and cap rates. Forward-looking statements presented in this press release are based on management’s beliefs and assumptions made by, and information currently available to, management.

Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “hypothetical,” “continue,” “future” or other similar words or expressions. All forward-looking statements included in this press release are based upon information available to the Company on the date hereof and the Company is under no duty to update any of the forward-looking statements after the date of this press release to conform these statements to actual results. The forward-looking statements involve a number of significant risks and uncertainties. Factors that could have a material adverse effect on the Company’s operations and future prospects are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and subsequent reports filed from time to time with the U.S. Securities and Exchange Commission, including the sections entitled “Risk Factors” contained therein. The factors set forth in the Risk Factors section and otherwise described in the Company’s filings with SEC could cause the Company’s actual results to differ significantly from those contained in any forward-looking statement contained in this press release. The Company does not guarantee that the assumptions underlying such forward-looking statements are free from errors. Unless otherwise stated, historical financial information and per share and other data are as of March 31, 2019.

Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s business, financial condition, liquidity, cash flows and results could differ materially from those expressed in any forward-looking statement. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Use caution in relying on past forward-looking statements, which were based on results and trends at the time they were made, to anticipate future results or trends.

City Office REIT, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except par value and share data)

	March 31, 2019	December 31, 2018
Assets
Real estate properties
Land	$224,837	$223,789
Building and improvement	735,403	704,113
Tenant improvement	81,960	77,426
Furniture, fixtures and equipment	270	319

	1,042,470	1,005,647
Accumulated depreciation	(78,263)	(70,484)

	964,207	935,163

Cash and cash equivalents	15,314	16,138
Restricted cash	21,713	17,007
Rents receivable, net	27,524	26,095
Deferred leasing costs, net	10,865	10,402
Acquired lease intangible assets, net	74,651	75,501
Other assets(1)	14,419	2,755
Assets held for sale	15,932	17,370

Total Assets	$1,144,625	$1,100,431

Liabilities and Equity
Liabilities:
Debt	$694,989	$645,354
Accounts payable and accrued liabilities	23,408	25,892
Deferred rent	5,079	5,331
Tenant rent deposits	5,531	4,564
Acquired lease intangible liabilities, net	9,610	8,887
Other liabilities(1)	19,352	11,148
Liabilities related to assets held for sale	270	878

Total Liabilities	758,239	702,054

Commitments and Contingencies
Equity:
6.625% Series A Preferred stock, $0.01 par value per share, 5,600,000 shares authorized, 4,480,000 issued and outstanding	112,000	112,000
Common stock, $0.01 par value, 100,000,000 shares authorized, 39,635,793 and 39,544,073 shares issued and outstanding	396	395
Additional paid-in capital	377,428	377,126
Accumulated deficit	(104,449)	(92,108)

Total Stockholders’ Equity	385,375	397,413
Non-controlling interests in properties	1,011	964

Total Equity	386,386	398,377

Total Liabilities and Equity	$1,144,625	$1,100,431

(1) Upon adoption of Topic 842 on January 1, 2019, the Company recognized right-of-use assets and lease liabilities in relation to its lessee operating leases.

City Office REIT, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	March 31,
	2019	2018
Rental and other revenues(1)	$37,120	$31,534

Operating expenses:
Property operating expenses	13,844	11,625
General and administrative	2,299	1,978
Depreciation and amortization	14,417	11,893

Total operating expenses	30,560	25,496

Operating income	6,560	6,038
Interest expense:
Contractual interest expense	(7,143)	(5,188)
Amortization of deferred financing costs	(337)	(632)

	(7,480)	(5,820)

Net gain on sale of real estate property	-	46,980

Net (loss)/income	(920)	47,198
Less:
Net income attributable to non-controlling interests in properties	(169)	(135)

Net (loss)/income attributable to the Company	(1,089)	47,063
Preferred stock distributions	(1,855)	(1,855)

Net (loss)/income attributable to common stockholders	$(2,944)	$45,208

Net (loss)/income per common share:
Basic	$(0.07)	$1.25

Diluted	$(0.07)	$1.24

Weighted average common shares outstanding:
Basic	39,565	36,073

Diluted	39,565	36,432

Dividend distributions declared per common share	$0.235	$0.235

(1)	Upon adoption of Topic 842 on January 1, 2019, rental income, expense reimbursement and other were aggregated into a single line within rental and other revenues.

City Office REIT, Inc.

Reconciliation of Net Income to Net Operating Income and Adjusted Cash NOI

(Unaudited)

(In thousands)

Three Months Ended
March 31, 2019

Net loss	$(920)
Adjustments to net loss:
General and administrative	2,299
Contractual interest expense	7,143
Amortization of deferred financing costs	337
Depreciation and amortization	14,417

Net Operating Income (“NOI”)	$23,276
Net recurring straight line rent/expense adjustment	(978)
Net amortization of above and below market leases	(29)

Portfolio Adjusted Cash NOI	$22,269
NCI in properties - share in cash NOI	(394)

Adjusted Cash NOI (CIO share)	$21,875

City Office REIT, Inc.

Reconciliation of Net Income to FFO, Core FFO and AFFO

(Unaudited)

(In thousands, except per share data)

Three Months Ended
March 31, 2019
Net loss attributable to common stockholders	$(2,944)
(+) Depreciation and amortization	14,417

11,473
Non-controlling interests in properties:
(+) Share of net income	169
(-) Share of FFO	(316)

FFO attributable to common stockholders	$11,326

(+) Stock based compensation	444

Core FFO attributable to common stockholders	$11,770

(+) Net recurring straight line rent/expense adjustment	(978)
(+) Net amortization of above and below market leases	(29)
(+) Net amortization of deferred financing costs	334
(-) Net recurring tenant improvement and incentives	(1,298)
(-) Net recurring leasing commissions	(918)
(-) Net recurring capital expenditures	(542)

AFFO attributable to common stockholders	$8,339

Core FFO per common share	$0.29

AFFO per common share	$0.21

Dividends per common share	$0.235
Core FFO Payout Ratio	80%
AFFO Payout Ratio	113%

Weighted average common shares outstanding - diluted	40,017

City Office REIT, Inc.

Reconciliation of Rental and Other Revenues to Same Store NOI and Same Store Cash NOI

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2019	2018

Rental and other revenues	$37,120	$31,534
Property operating expenses	13,844	11,625

Net operating income (“NOI”)	$23,276	$19,909
Less: NOI of properties not included in same store	(5,322)	(1,113)

Same store NOI	$17,954	$18,796
Less:
Termination fee income	(203)	(1,007)
Straight line rent/expense adjustment	(620)	(743)
Above and below market leases	13	(190)
NCI in properties - cash NOI	(394)	(395)

Same store cash NOI	$16,750	$16,461

Contact

City Office REIT, Inc.

Anthony Maretic, CFO

+1-604-806-3366

investorrelations@cityofficereit.com